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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40121) pertaining to the Amended and Restated 1996 Stock Option Plan and in the related prospectus of our report dated January 21, 2003, with respect to the consolidated financial statements of WFS Financial Inc and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                ERNST & YOUNG LLP

Los Angeles, California
March 26, 2003